Exhibit 99.2

Certified Public Accountants and Business Consultants
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
           Slade’s Ferry Bancorp.
We have audited the consolidated balance sheets of Slade’s Ferry Bancorp. and subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Slade’s Ferry Bancorp. and subsidiary as of December 31, 2007 and 2006, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.
Boston, Massachusetts
February 12, 2008, except for Note 1,
  as to which the date is February 20, 2008
99 High Street · Boston, Massachusetts · 02110-2320 · Phone 617-439-9700 · Fax 617-542-0400
1500 Main Street · Suite 1500 · Springfield, Massachusetts · 01115 · Phone 413-747-9042 · Fax 413 739-5149
125 Wolf Road · Suite 209 · Albany, New York · 12205 · Phone 518-454-0880 · Fax 518-454-0882
www.wolfandco.com

Slade’s Ferry Bancorp. and Subsidiary
Consolidated Balance Sheets

	December 31,
	2007	2006
	(In thousands)
Assets
Cash and due from banks	$13,326	$19,448
Interest-bearing deposits with other banks	550	1,007
Federal funds sold	—	1,900

Cash and cash equivalents	13,876	22,355
Interest-bearing certificates of deposit with other banks	100	100
Securities available for sale	83,187	105,603
Securities held to maturity (fair value approximates $19,608 at December 31, 2007 and $24,219 at December 31, 2006)	19,770	24,623
Federal Home Loan Bank stock, at cost	7,701	6,856
Loans, net of allowance for loan losses of $4,661 at December 31, 2007 and $4,385 at December 31, 2006	457,813	422,370
Premises and equipment, net	7,631	5,587
Goodwill	2,173	2,173
Accrued interest receivable	2,212	2,311
Bank-owned life insurance	12,660	12,317
Deferred tax asset, net	2,070	2,039
Other assets	976	1,426

	$610,169	$607,760

Liabilities and Stockholders’ Equity

Deposits:
Noninterest-bearing	$73,720	$79,101
Interest-bearing	317,193	344,905

Total deposits	390,913	424,006
Short-term borrowings	26,500	—
Long-term borrowings	126,677	119,058
Subordinated debentures	10,310	10,310
Accrued expenses and other liabilities	3,841	3,141

Total liabilities	558,241	556,515
Commitments and contingencies (Notes 6, 12 and 13)

Stockholders’ equity:
Common stock, par value $0.01 per share; authorized 10,000,000 shares; issued and outstanding 4,010,333 shares in 2007 and 4,102,242 shares in 2006	40	41
Additional paid-in capital	30,034	31,444
Retained earnings	22,455	21,111
Accumulated other comprehensive income (loss)	255	(464)
Unearned compensation	(856)	(887)

Total stockholders’ equity	51,928	51,245

	$610,169	$607,760

The accompanying notes are an integral part of these consolidated financial statements.

Slade’s Ferry Bancorp. and Subsidiary
Consolidated Statements of Income

	Years Ended December 31,
	2007	2006	2005
	(In thousands, except per share data)
Interest and dividend income:
Interest and fees on loans	$28,900	$27,263	$23,184
Interest and dividends on securities:
Taxable	6,017	5,653	5,125
Tax-exempt	179	251	338
Interest on federal funds sold	501	196	247
Other interest	—	38	25

Total interest and dividend income	35,597	33,401	28,919

Interest expense:
Interest on deposits	10,612	9,524	6,084
Interest on Federal Home Loan Bank advances	6,574	4,986	4,274
Interest on subordinated debentures	864	828	637

Total interest expense	18,050	15,338	10,995

Net interest income	17,547	18,063	17,924
Provision for loan losses	361	39	167

Net interest income, after provision for loan losses	17,186	18,024	17,757

Noninterest income:
Service charges on deposit accounts	1,403	1,394	914
Gain (loss) on sales of available-for-sale securities, net	516	(116)	29
Increase in cash surrender value of life insurance policies	458	433	468
Other income	1,006	1,036	909

Total noninterest income	3,383	2,747	2,320

Noninterest expense:
Salaries and employee benefits	8,444	8,087	8,063
Occupancy and equipment	1,982	1,950	1,680
Professional fees	1,081	1,414	1,360
Merger	563	—	—
Marketing	434	364	549
Data processing	1,054	847	303
Other	2,386	2,241	1,941

Total noninterest expense	15,944	14,903	13,896

Income before income taxes	4,625	5,868	6,181
Provision for income taxes	1,796	2,249	2,161

Net income	$2,829	$3,619	$4,020

Earnings per share:
Basic	$0.70	$0.87	$0.98

Diluted	$0.70	$0.87	$0.97

The accompanying notes are an integral part of these consolidated financial statements.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Years Ended December 31, 2007, 2006 and 2005

	Shares of				Accumulated Other
	Common	Common	Additional Paid	Retained	Comprehensive	Unearned
	Stock	Stock	in Capital	Earnings	Income (Loss)	Compensation	Total
				(In thousands, except share data)
Balance at December 31, 2004	4,068,423	$41	$29,976	$16,459	$125	$—	$46,601
Comprehensive income:
Net income	—	—	—	4,020	—	—	4,020
Other comprehensive loss	—	—	—	—	(1,323)	—	(1,323)

Total comprehensive income							2,697

Issuance of common stock	33,777	—	627	—	—	—	627
Stock options exercised	30,000	—	316	—	—	—	316
Tax benefit of stock options exercised	—	—	95	—	—	—	95
Dividends declared ($.36 per share)	—	—	—	(1,481)	—	—	(1,481)

Balance at December 31, 2005	4,132,200	41	31,014	18,998	(1,198)	—	48,855
Comprehensive income:
Net income	—	—	—	3,619	—	—	3,619
Other comprehensive income	—	—	—	—	957	—	957

Total comprehensive income	—						4,576

Issuance of common stock	32,762	—	586	—	—	—	586
Stock options exercised	28,000	—	305	—	—	—	305
Tax benefit of stock options exercised		—	82	—	—	—	82
Stock-based compensation		—	235	—	—	—	235
Purchase of treasury stock	(42,443)	—	(778)	—	—	—	(778)
Purchase of stock for award plan	(48,277)	—	—	—	—	(887)	(887)
Dividends declared ($.36 per share)	—	—	—	(1,506)	—	—	(1,506)
Adjustment to initially apply FASB Statement No. 158, net	—	—	—	—	(223)	—	(223)

Balance at December 31, 2006	4,102,242	41	31,444	21,111	(464)	(887)	51,245
Comprehensive income:
Net income	—	—	—	2,829	—	—	2,829
Other comprehensive income	—	—	—	—	719	—	719

Total comprehensive income							3,548

Issuance of common stock	15,665	—	275	—	—	—	275
Stock options exercised	18,980	—	273	—	—	—	273
Tax benefit of stock options exercised	—	—	19	—	—	—	19
Stock-based compensation	—	—	121	—		—	121
Purchase of treasury stock	(121,831)	(1)	(2,069)	—	—	—	(2,070)
Purchase of stock for award plan	(12,723)	—	—	—	—	(225)	(225)
Stock awards vested	8,000	—	(29)	—	—	256	227
Dividends declared ($.36 per share)	—	—	—	(1,485)	—	—	(1,485)

Balance at December 31, 2007	4,010,333	$40	$30,034	$22,455	$255	$(856)	$51,928

The accompanying notes are an integral part of these consolidated financial statements.

Slade’s Ferry Bancorp. and Subsidiary
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2007	2006	2005
	(In thousands)
Cash flows from operating activities:
Net income	$2,829	$3,619	$4,020
Adjustments to reconcile net income to net cash provided by operating activities:
Net amortization of securities	—	129	294
Loss (gain) on sales of available-for-sale securities, net	(516)	116	(29)
Amortization of net deferred loan fees	(12)	(151)	(83)
Provision for loan losses	361	39	167
Deferred tax benefit	(467)	(373)	(195)
Depreciation and amortization	880	894	813
Increase in cash surrender value of life insurance	(458)	(433)	(468)
Stock-based compensation	348	235	—
Excess tax benefits from stock-based compensation	(19)	(82)	(95)
Net change in:
Other assets	476	114	477
Accrued interest receivable	99	(13)	(329)
Other liabilities	652	185	1,028

Net cash provided by operating activities	4,173	4,279	5,600

Cash flows from investing activities:
Activity in available-for-sale securities:
Purchases	(8,455)	(36,655)	(28,027)
Sales	11,309	17,021	2,590
Maturities, calls and pay-downs	21,274	9,690	12,837
Activity in held-to-maturity securities:
Maturities, calls and pay-downs	4,786	4,611	8,253
Purchases of Federal Home Loan Bank stock	(845)	(552)	(1,654)
Loan originations, net of principal payments	(35,732)	(12,652)	(47,494)
Loan recoveries	7	29	65
Capital expenditures	(2,944)	(589)	(1,221)
Proceeds from sale of property and equipment	20	—	13
Proceeds from sale of investment real estate	—	—	653
Redemption of life insurance policy	115	—	132

Net cash used in investing activities	(10,465)	(19,097)	(53,853)

(continued)
The accompanying notes are an integral part of these consolidated financial statements.

Slade’s Ferry Bancorp. and Subsidiary
Consolidated Statements of Cash Flows (Concluded)

	2007	2006	2005
	(In thousands)
Cash flows from financing activities:
Net (decrease) increase in noninterest-bearing deposits	(5,381)	(1,604)	473
Net (decrease) increase in interest-bearing deposits	(27,712)	9,764	15,468
Short-term advances from Federal Home Loan Bank	613,622	—	15,500
Payments on Federal Home Loan Bank short-term advances	(587,122)	(7,000)	(8,500)
Long-term advances from Federal Home Loan Bank	50,000	43,000	29,500
Payments on Federal Home Loan Bank long-term advances	(42,381)	(24,807)	(18,921)
Proceeds from issuance of common stock	275	586	627
Stock options exercised	273	305	316
Excess tax benefits from stock-based compensation	19	82	95
Purchase of stock for treasury and award plan	(2,295)	(1,665)	—
Dividends paid on common stock	(1,485)	(1,506)	(1,481)

Net cash provided by (used in) financing activities	(2,187)	17,155	33,077

Net increase (decrease) in cash and cash equivalents	(8,479)	2,337	(15,176)
Cash and cash equivalents at beginning of year	22,355	20,018	35,194

Cash and cash equivalents at end of year	$13,876	$22,355	$20,018

Supplemental disclosures:
Interest paid	$17,985	$15,355	$10,576
Income taxes paid, net	$2,167	$2,406	$1,749
The accompanying notes are an integral part of these consolidated financial statements.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. MERGER AGREEMENT
On January 17, 2008, the shareholders of Slade’s Ferry Bancorp. (the “Company”) voted to approve the definitive Merger Agreement by which Independent Bank Corp. (“Independent”), parent of Rockland Trust Company, will acquire the common stock of the Company. At the effective date of the merger, each share of Slade’s Ferry Bancorp.’s common stock outstanding will be converted into the right to receive either $25.50 in cash or 0.818 shares of Independent Bank Corp.’s common stock. The transaction is expected to close on February 29, 2008, and constitutes a change of control in relation to the Company’s Employment and Change of Control Agreements. (See Note 15).
On February 20, 2008, based on the request of Independent and in contemplation of the merger closing on February 29, 2008, the Company’s Board of Directors approved the sale of the Company’s entire securities portfolio (see Note 4). Execution of the sale is subject to receipt of all required regulatory approvals of the merger.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Principles of Consolidation
The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary, Slade’s Ferry Trust Company (the “Bank”), and the Bank’s wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The Company accounts for its other wholly-owned subsidiary, Slade’s Ferry Statutory Trust I, using the equity method. (See Note 10.)
     Nature of Operations
The Company is a Massachusetts company that was organized in 1990 to become the holding company of the Bank. The Bank is a state-chartered bank, which was incorporated in 1959 and is headquartered in Somerset, Massachusetts. The Bank operates its business as one segment from nine banking offices located in southeastern Massachusetts. The Bank is engaged principally in the business of attracting deposits from the general public and investing those deposits in commercial and residential real estate, commercial, consumer and small business loans.
     Use of Estimates
In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and other-than-temporary impairment losses.
     Significant Group Concentrations of Credit Risk
Most of the Company’s activities are with customers located within southeastern Massachusetts and Rhode Island. Note 4 discusses the types of securities that the Company invests in and Note 5 discusses the types of lending that the Company engages in. The Company does not have any significant concentrations to any one industry or customer.
     Cash and Cash Equivalents
For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and balances due from banks, interest-bearing deposits with other banks and federal funds sold, all of which mature within ninety days.
     Interest-bearing Certificates of Deposit with other Banks
Interest-bearing certificates of deposit with other banks mature within one year and are carried at cost.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Reclassification
Certain amounts in the 2006 and 2005 consolidated financial statements have been reclassified to conform to the 2007 presentation.
Securities
Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Securities not classified as held to maturity, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income, net of income tax effects.
Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In estimating other-than-temporary-impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method. See Note 1 for subsequent event related to the Merger Agreement.
Loans
The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by mortgage loans throughout southeastern Massachusetts and Rhode Island. The ability of the Company’s debtors to honor their contracts is dependent upon the real estate and general economic conditions in this area.
Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.
The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection. Other personal loans are typically charged off no later than when they are 180 days past due. Past due status is based on contractual terms of the loan. In all cases, loans are placed on nonaccrual status or charged-off at an earlier date if collection of principal or interest is considered doubtful.
All interest accrued but not collected for loans that are placed on non-acccrual status or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.
Allowance for Loan Losses
The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed. Subsequent recoveries, if any, are credited to the allowance.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Allowance for Loan Losses (concluded)
The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.
The allowance consists of specific, general and unallocated components. The specific component relates to loans that generally have been identified as impaired. For such loans an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.
A loan is considered impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan’s effective rate, or the fair value of the collateral if the loan is collateral dependent.
Large groups of smaller balance homogeneous loans are collectively evaluated for impairment. The Company does not separately identify consumer loans for impairment disclosures. Prior to 2006, the Company did not separately identify residential loans for impairment disclosures.
Bank-owned Life Insurance
Bank-owned life insurance policies are reflected on the consolidated balance sheet at cash surrender value. Changes in cash surrender value are reflected in non-interest income on the consolidated statement of income.
Premises and Equipment
Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter. Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured.
Goodwill
Goodwill is evaluated for impairment on an annual basis using the consolidated Company as the reporting unit for measurement purposes. No impairment has been recognized to date.
Transfers of Financial Assets
Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Advertising Costs
Advertising costs are expensed as incurred.
Retirement Plan
The compensation cost of an employee’s pension benefit is recognized on the projected unit credit method over the employee’s approximate service period. The unit credit cost method is utilized for funding purposes.
In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”), which requires employers to (a) recognize in its statement of financial position the funded status of a benefit plan, (b) measure a plan’s assets and its obligations that determine its funded status as of the end of the employer’s fiscal year, (c) recognize, through other comprehensive income, net of tax, changes in the funded status of the benefit plan that are not recognized as net periodic benefit cost, and (d) disclose additional information about certain effects on net periodic benefit cost for the next fiscal year that relate to the delayed recognition of certain benefit cost elements. The requirement to recognize the funded status of a benefit plan and provide additional disclosures was effective as of December 31, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end is effective for the year ending December 31, 2008.
Stock Compensation Plans
In December 2005, the FASB issued Statement No. 123 (revised 2005), “Share-Based Payment” (“SFAS 123(R)” or the “Statement”) which requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost is measured based on the fair value of the equity or liability instruments issued. SFAS 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123(R) is a replacement of SFAS No. 123, “Accounting for Stock-Based Compensation”, and supersedes Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and its related interpretive guidance. The Statement requires the Company to measure the cost of employee services received in exchange for stock-based awards on the grant-date fair value of the award, and to recognize the cost over the period the employee is required to provide services for the award. SFAS 123(R) permits the use of any option-pricing model that meets the fair value objective in the Statement.
The Company adopted SFAS 123(R) effective January 1, 2006, using the “modified prospective” method. Under this transition method, compensation costs include costs recognized for the non-vested portion of awards that were granted prior to January 1, 2006, based on the grant-date fair value of those awards under the original provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (SFAS 123). Effective January 1, 2006 the Company is recognizing the cost of option grants and stock awards on a straight line basis over the vesting period.
Prior to January 1, 2006, stock compensation cost was measured using the intrinsic value-based method of accounting in accordance with APB Opinion No. 25, which, for the Company, resulted in no compensation expense to be recognized.
Unearned compensation, included in stockholders’ equity, represents the cost of common shares acquired for stock awards. As awards are granted, unearned compensation is amortized to compensation expense over the required service period. Compensation expense for non-vested stock awards is based on the fair value of the awards, which is generally the market price of the stock on the measurement date, which, for the Company, is the date of grant. To the extent that the cost per acquired share included in unearned compensation differs from the grant-date fair value of a share award, the difference is reclassified from unearned compensation to additional paid-in-capital as the related unearned compensation is amortized. Vested stock award shares are considered outstanding for basic earnings per share. Non-vested stock award shares are considered in the calculation of diluted earnings per share.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Stock Compensation Plans (concluded)
The following table illustrates the effect on the Company’s reported net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation prior to the adoption of SFAS 123R:

Year Ended
December 31,
2005
(In thousands, except per share data)
Net income, as reported	$4,020
Additional expense had the Company adopted SFAS No. 123	(168)
Related tax benefit	69

Pro forma net income	$3,921

Earnings per share (basic):
As reported	$0.98
Pro forma	$0.95

Earnings per share (diluted):
As reported	$0.97
Pro forma	$0.95
Income Taxes
Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax basis of the various balance sheet assets and liabilities and gives current recognition to changes in tax rates and laws.
Earnings Per Common Share
Basic earnings per share represents income available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued, as well as any adjustment to income that would result from the assumed issuance. Potential common shares that may be issued by the Company relate solely to outstanding stock options, and are determined using the treasury stock method.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Earnings Per Common Share (concluded)
Earnings per common share have been computed based on the following:

	Years Ended December 31,
	2007	2006	2005
	(Dollars in thousands)
Net income	$2,829	$3,619	$4,020

Average number of common shares outstanding	4,037	4,146	4,111
Effect of dilutive options	6	15	27
Average number of unvested stock award shares	7	—	—

Average number of common shares outstanding used to calculate diluted earnings per common share	4,050	4,161	4,138

Earnings per share:
Basic	$0.70	$0.87	$0.98

Diluted	$0.70	$0.87	$0.97

For the years ended December 31, 2007, 2006 and 2005, anti-dilutive potential common shares excluded from the computation of diluted earnings per share aggregated 180,000 shares, 184,000 shares and 97,000 shares, respectively.
Comprehensive Income
Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities and certain pension liability adjustments, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.
The components of other comprehensive income (loss) and related tax effects are as follows:

	Years Ended December 31,
	2007	2006	2005
	(In thousands)
Unrealized gains (losses) on securities available for sale	$1,645	$1,418	$(2,104)
Reclassification adjustment for losses (gains) realized in income	(516)	116	(29)

Net unrealized gains (losses)	1,129	1,534	(2,133)
Tax effect	(426)	(577)	810

Net-of-tax amount	703	957	(1,323)

Unrecognized net actuarial loss pertaining to defined benefit plan	26	—	—
Tax effect	(10)	—	—

Net-of-tax amount	16	—	—

Other comprehensive income (loss)	$719	$957	$(1,323)

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Comprehensive Income (concluded)
The components of accumulated other comprehensive income (loss), included in stockholders’ equity, are as follows:

	December 31,
	2007	2006
	(In thousands)
Net unrealized gains (losses) on securities available for sale	$749	$(380)
Tax effect	(287)	139

Net-of-tax amount	462	(241)

Unrecognized net actuarial loss pertaining to defined benefit plan	(351)	(377)
Tax effect	144	154

Net-of-tax amount	(207)	(223)

	$255	$(464)

Of the total net actuarial loss included in accumulated other comprehensive income at December 31, 2007, $17,000 is expected to be recognized as a component of net periodic pension cost for the year ending December 31, 2008.
Recent Accounting Pronouncements
In July 2006, the FASB issued Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (FIN 48) which clarifies the accounting for uncertainty in income taxes recognized in an entity’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. The Company adopted FIN 48 effective January 1, 2007, with no impact on the Company’s consolidated financial statements.
In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement is effective for the Company on January 1, 2008 and is not expected to have a material impact on the Company’s consolidated financial statements.
On February 15, 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Liabilities”, which provides companies with an option to report selected financial assets and liabilities at fair value. Statement No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. This Statement is effective for the Company on January 1, 2008 and is not expected to have a material impact on the Company’s consolidated financial statements.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Concluded)
Recent Accounting Pronouncements (concluded)
In December 2007, the FASB issued Statement No. 141 (revised), “Business Combinations.” This Statement replaces FASB Statement No. 141, and applies to all business entities, including mutual entities that previously used the pooling-of-interests method of accounting for certain business combinations. Under Statement No. 141 (revised), an acquirer is required to recognize at fair value the assets acquired, liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date. This replaces the cost allocation process under Statement No. 141, which resulted in the non-recognition of some assets and liabilities at the acquisition date and in measuring some assets and liabilities at amounts other than their fair values at the acquisition date. This Statement requires that acquisition costs and expected restructuring costs be recognized separately from the acquisition, and that the acquirer in a business combination achieved in stages recognize the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, at the full amounts of their fair values. This Statement also requires an acquirer to recognize assets acquired and liabilities assumed arising from contractual contingencies as of the acquisition date, while Statement 141 allowed for the deferred recognition of pre-acquisition contingencies until certain recognition criteria were met, and an acquirer is only required to recognize assets or liabilities arising from all other contingencies if it is more likely than not that they meet the definition of an asset or a liability. Under this Statement, an acquirer is required to recognize contingent consideration at the acquisition date, whereas contingent consideration obligations usually were not recognized at the acquisition date under Statement 141. Further, this Statement eliminates the concept of negative goodwill and requires gain recognition in instances in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any non-controlling interest in the acquiree. This Statement makes significant amendments to other Statements and other authoritative guidance, and applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. Adoption is not expected to have a material impact on the Company’s consolidated financial statements.
In September 2006, the FASB ratified EITF 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements,” which addresses accounting for split-dollar life insurance arrangements whereby the employer purchases a policy to insure the life of an employee or a director, and separately enters into an agreement to split the policy benefits between the employer and the employee/director. This EITF states that an obligation arises as a result of a substantive agreement with an employee or director to provide future postretirement benefits. Under EITF 06-4, the obligation is not settled upon entering into an insurance arrangement. Since the obligation is not settled, a liability should be recognized in accordance with applicable authoritative guidance. EITF 06-4 is effective for fiscal years beginning after December 15, 2007. The Company is in the process of determining the liability to be recorded in connection with EITF 06-4.
3. RESTRICTIONS ON CASH AND AMOUNTS DUE FROM BANKS
The Bank is required to maintain average balances on hand or with the Federal Reserve Bank. At December 31, 2007 and 2006, these reserve balances amounted to $4,955,000 and $3,799,000, respectively.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
4. SECURITIES
The amortized cost and fair value of securities, with gross unrealized gains and losses, follows:

	December 31, 2007
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(In thousands)
Securities Available for Sale
Debt securities:
Government-sponsored enterprises	$22,486	$104	$25	$22,565
Corporate	9,127	18	195	8,950
Mortgage-backed	46,287	821	94	47,014

Total debt securities	77,900	943	314	78,529

Marketable equity securities	3,323	346	217	3,452
Mutual funds	1,215	—	9	1,206

Total securities available for sale	$82,438	$1,289	$540	$83,187

Securities Held to Maturity

State and municipal obligations	$3,388	$66	$6	$3,448
Mortgage-backed securities	16,382	—	222	16,160

	$19,770	$66	$228	$19,608

	December 31, 2006
		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
	(In thousands)
Securities Available for Sale
Debt securities:
Government-sponsored enterprises	$34,462	$—	$505	$33,957
Corporate	9,221	—	141	9,080
Mortgage-backed	57,946	514	480	57,980

Total debt securities	101,629	514	1,126	101,017

Marketable equity securities	3,139	302	52	3,389
Mutual funds	1,215	—	18	1,197

Total securities available for sale	$105,983	$816	$1,196	$105,603

Securities Held to Maturity

State and municipal obligations	5,001	79	11	5,069
Mortgage-backed securities	19,622	—	472	19,150

	$24,623	$79	$483	$24,219

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SECURITIES (Continued)
At December 31, 2007 and 2006, obligations of government-sponsored enterprises with a carrying value of $4,593,000 and $3,860,000, respectively, were pledged to secure public deposits and for other purposes required or permitted by law. Also, obligations of government-sponsored enterprises and mortgage-backed securities, with a carrying value of $64,051,000 and $44,835,000 were pledged to secure Federal Home Loan Bank advances at December 31, 2007 and 2006, respectively.
The amortized cost and fair value of debt securities by contractual maturity at December 31, 2007 follows:

	Available for Sale		Held to Maturity
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
	(In thousands)
Within 1 year	$16,504	$16,388	$878	$879
After 1 year through 5 years	15,109	15,127	742	757
After 5 years through 10 years	—	—	1,047	1,060
Over 10 years	—	—	721	752

	31,613	31,515	3,388	3,448

Mortgage-backed securities	46,287	47,014	16,382	16,160

	$77,900	$78,529	$19,770	$19,608

For the years ended December 31, 2007, 2006 and 2005, proceeds from sales of securities available for sale amounted to $11,309,000, $17,021,000, and $2,590,000, respectively. Gross realized gains amounted to $556,000, $269,000, and $244,000, respectively. Gross realized losses amounted to $40,000, $385,000, and $215,000, respectively. The tax provision (benefit) applicable to these net realized gains and losses amounted to $188,000, $(46,000), $10,000, respectively.
See Note 1 for subsequent event related to the Merger Agreement.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SECURITIES (Continued)
Information pertaining to securities with gross unrealized losses at December 31, 2007 and 2006, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
	(In thousands)
December 31, 2007:

Securities Available for Sale
Debt securities:
Government-sponsored enterprises	$—	$—	$25	$14,472
Corporate	31	2,029	164	4,894
Mortgage-backed securities	—	259	94	12,895

	31	2,288	283	32,261
Marketable equity securities	165	823	52	552
Mutual funds	—	—	9	1,206

	$196	$3,111	$344	$34,019

Securities Held to Maturity
State and municipal obligations	$—	$—	$6	$692
Mortgage-backed securities	—	—	222	16,160

	$—	$—	$228	$16,852

December 31, 2006:

Securities Available for Sale
Debt securities:
Government-sponsored enterprises	$19	$2,481	$486	$31,476
Corporate	13	2,025	128	7,053
Mortgage-backed securities	8	1,675	472	19,580

	40	6,181	1,086	58,109
Marketable equity securities	49	657	3	335
Mutual funds	18	1,197	—	—

	$107	$8,035	$1,089	$58,444

Securities Held to Maturity
State and municipal obligations	$—	$—	$11	$783
Mortgage-backed securities	—	—	472	19,150

	$—	$—	$483	$19,933

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
SECURITIES (Concluded)
Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation.
At December 31, 2007, debt securities available for sale with unrealized losses for a period greater than twelve months had aggregate depreciation of less than 1.0% from the Company’s cost basis. No single security has depreciated more than 4.6% from the Company’s cost basis. Unrealized losses on corporate bonds include $149,000 relating to the finance corporations of two automotive companies with an amortized cost of $4.0 million that have been affected by the weaker operating results in the automotive industry. These bonds have maturity dates of January 14, 2009 and September 1, 2009. The Company has reviewed the financial condition of these issuers and has determined that none of the declines are other than temporary.
At December 31, 2007, debt securities available for sale with unrealized losses for a period of less than twelve months had aggregate depreciation of 5.9% of the Company’s cost basis, with unrealized depreciation for any single debt security not exceeding 1.0% of the Company’s cost basis except for one finance corporation of an automotive company which had an unrealized loss of $31,000 with an amortized cost of $2.1 million. The Company has determined that these temporary losses relate primarily to the increase in market interest rates over the past few years and the effect on market price for debt securities. At December 31, 2007, the Company has the intent and ability to hold all debt securities until maturity, or for the foreseeable future if available for sale, and no declines are deemed to be other than temporary.
At December 31, 2007, debt securities held to maturity with unrealized losses for a period greater than twelve months had aggregate depreciation of 1.3% of the company’s cost basis, with unrealized depreciation for any single debt security not exceeding 1.8% of the Company’s cost basis. Similar to the available-for-sale portfolio, the Company has determined that these temporary losses relate primarily to the increase in market interest rates and the corresponding effect on the market price for debt securities.
At December 31, 2007, there were no marketable equity securities that had unrealized losses with aggregate depreciation of 30% or more from the Company’s cost basis, which is management’s guideline for evaluating other-than-temporary impairment, although evaluation will occur at an earlier stage if conditions warrant. Equity securities are reviewed for impairment by examining several factors, such as financial condition and near-term prospects of the issuer, credit deterioration of the issuer, rating downgrades, business segment dynamics, extent to which the market value is less than cost, length of time held, and buy/hold/sell recommendations of investment advisors or market analyst. At December 31, 2007, no unrealized losses were deemed to be other than temporary.
5. LOANS
A summary of the balances of loans follows:

	December 31,
	2007	2006
	(In thousands)
Real estate mortgage loans:
Multi-family and commercial	$225,464	$209,172
Residential	137,149	132,381
Construction	31,441	20,988
Home equity lines of credit	13,351	13,917
Commercial	52,983	47,736
Consumer	2,292	2,766

Total loans	462,680	426,960
Less: Allowance for loan losses	(4,661)	(4,385)
Net deferred loan fees	(206)	(205)

Loans, net	$457,813	$422,370

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
LOANS (Concluded)
An analysis of the allowance for loan losses follows:

	Years Ended December 31,
	2007	2006	2005
	(In thousands)
Balance at beginning of year	$4,385	$4,333	$4,101
Provision for loan losses	361	39	167
Loans charged-off	(25)	(16)	—
Recoveries of loans previously charged-off	7	29	65
Transfer of off-balance sheet credit exposures to other liabilities	(67)	—	—

Balance at end of year	$4,661	$4,385	$4,333

The following is a summary of information pertaining to impaired and non-accrual loans:

	December 31,
	2007	2006
	(In thousands)
Impaired loans without a valuation allowance	$1,490	$341

Impaired loans with a valuation allowance	167	—

Total impaired loans	$1,657	$341

Valuation allowance related to impaired loans	$167	$—

Total non-accrual loans	$1,681	$600

Total loans past-due ninety days or more and still accruing	$64	$—

	Years Ended December 31,
	2007	2006	2005
	(In thousands)
Average investment in impaired loans	$534	$298	$485

Interest income recognized on impaired loans	$1	$43	$26

Interest income recognized on a cash basis on impaired loans	$1	$43	$26

No additional funds are committed to be advanced in connection with impaired loans.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
6. PREMISES AND EQUIPMENT
A summary of the cost and accumulated depreciation and amortization of premises and equipment follows:

	December 31,		Estimated
	2007	2006	Useful Lives
	(In thousands)
Premises:
Land	$1,600	$1,600	—
Buildings	8,574	6,508	39 years
Leasehold improvements	436	436	4 - 24 years
Furniture and equipment	6,106	5,212	3 - 5 years
Assets in process	—	54	—

	16,716	13,810
Accumulated depreciation and amortization	(9,085)	(8,223)

	$7,631	$5,587

Depreciation and amortization expense for the years ended December 31, 2007, 2006 and 2005 amounted to $880,000, $894,000, and $813,000, respectively.
Pursuant to the terms of noncancelable lease agreements in effect at December 31, 2007, pertaining to premises and equipment, future minimum rent commitments under various operating leases are as follows:

Year Ending
December 31,	Amount
(In thousands)
2008	$90
2009	84
2010	52
2011	44
2012	44
Thereafter	99

$413

Certain leases contain provisions for escalation of minimum lease payments contingent upon increases in real estate taxes and percentage increases in the consumer price index. In addition, the leases contain options to extend for periods from five to ten years. The cost of such rental extensions is not included above. Total rent expense for the years ended December 31, 2007, 2006 and 2005 amounted to $103,000, $103,000, and $127,000, respectively.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
7. DEPOSITS
A summary of deposits by type is as follows:

	December 31,
	2007	2006
	(In thousands)
Demand deposits	$73,720	$79,101
NOW	61,548	55,071
Regular and other savings	58,198	77,189
Money market deposits	38,907	24,021

Total non-certificate accounts	232,373	235,382

Term certificates less than $100,000	94,475	121,730
Term certificates of $100,000 or more	64,065	66,894

Total certificate accounts	158,540	188,624

Total deposits	$390,913	$424,006

At December 31, 2007 and 2006, the scheduled maturities of time deposits are as follows:

	2007		2006
		Weighted		Weighted
Maturing In	Amount	Average Rate	Amount	Average Rate
	(Dollars in thousands)
2007	$—	—%	$180,284	4.3%
2008	151,556	4.3	3,704	3.1
2009	4,514	3.1	2,858	3.4
2010	1,477	3.6	850	4.0
2011	983	5.7	928	5.7
2012	10	2.8	—	—

	$158,540	4.3%	$188,624	4.3%

8. SHORT-TERM BORROWINGS
Short-term borrowings have an original maturity of less than one year and consist of Federal Home Loan Bank of Boston (“FHLB”) advances at December 31, 2007, with a weighted average rate of 3.5%. There were no short-term borrowings outstanding at December 31, 2006.
The Bank also has an available line of credit in the amount of $500,000 with the FHLB at an interest rate that adjusts daily. Borrowings under the line are limited to 2% of the Bank’s total assets. All borrowings from the FHLB are secured by a blanket lien on qualified collateral, defined principally as 75% of the carrying value of first mortgage loans on owner-occupied residential property and 90% of the market value of obligations of government-sponsored enterprises.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
9.	LONG-TERM BORROWINGS

Long-term borrowings at December 31, 2007 and 2006 consist of the following FHLB advances:

	Amount		Weighted Average Rate
	2007	2006	2007	2006
	(In thousands)
Fixed-rate advances maturing:
2007	$—	$27,000	—%	3.4%
2008	14,500	14,500	3.8	3.8
2009	24,500	10,000	4.5	4.2
2010	14,500	7,000	4.5	4.5
2012	18,000	—	4.6	—
Thereafter*	16,430	6,430	4.7	5.2

	87,930	64,930	4.4	3.9

Floating-rate advances maturing:

2008**	10,000	10,000	4.4	5.3
2009**	15,000	30,000	4.3	5.3

	25,000	40,000	4.4	5.3

Fixed-rate amortizing advances maturing:

2008	532	639	6.0	6.0
After 2012	13,215	13,489	6.7	6.7

	13,747	14,128	6.7	6.7

Total FHLB advances	$126,677	$119,058	4.7%	4.7%

*	Includes $3,000,000 maturing in 2015 and callable hereafter.

**	Advances reprice every 28 days and are redeemable at the option of the Company at each repricing date.
See Note 8 for collateral securing all FHLB borrowings.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
10.	SUBORDINATED DEBENTURES

On March 17, 2005, Slade’s Ferry Statutory Trust I (the “Trust”), a Connecticut Statutory trust formed by the Company, completed the sale of $10,000,000 of floating rate trust preferred securities (liquidation amount of $1,000 per security) in a private placement as part of a pooled trust preferred securities transaction. The Trust also issued common securities in the amount of $310,000 to the Company and used the net proceeds from the preferred and common securities to purchase subordinated debentures of the Company. The subordinated debentures are the sole assets of the Trust. The Company contributed $10,000,000 of the proceeds from the sale of the subordinated debentures to the Bank as Tier I Capital to support the Bank’s growth. Total expenses associated with the offering are being amortized on a straight-line basis over the life of the subordinated debentures. The unamortized balance included in other assets at December 31, 2007 and 2006 amounted to $131,000 and $136,000, respectively.

The subordinated debentures and the trust preferred securities accrue and pay distributions quarterly at a floating rate of 3-Month LIBOR plus 2.79%. At December 31, 2007 and 2006, this rate was 7.78% and 8.18%, respectively. The Company has the option to defer interest payments on the subordinated debentures for up to five years and, accordingly, the trust may defer dividend distributions for up to five years. The Company has fully and unconditionally guaranteed all of the obligations of the Trust, including the semi-annual distributions and payments on liquidation or redemption of the trust preferred securities.

The Company has the right to redeem the subordinated debentures, in whole or in part, on or after March 17, 2009 at par value, plus any accrued but unpaid interest to the redemption date. Redemption may occur prior to March 17, 2009 under certain conditions, at a premium to par value. The trust preferred securities are mandatorily redeemable upon the maturing of the subordinated debentures on March 17, 2034, or upon earlier redemption of the subordinated debentures.

11.	INCOME TAXES

Allocation of federal and state income taxes between current and deferred portions is as follows:

	Years Ended December 31,
	2007	2006	2005
	(In thousands)
Current tax provision
Federal	$1,757	$1,998	$1,854
State	506	624	502

	2,263	2,622	2,356

Deferred tax benefit:
Federal	(380)	(296)	(153)
State	(87)	(77)	(42)

	(467)	(373)	(195)

Total provision for income taxes	$1,796	$2,249	$2,161

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
INCOME TAXES (Concluded)

The components of the net deferred tax asset are as follows:

	December 31,
	2007	2006
	(In thousands)
Deferred tax assets:
Allowance for loan losses	$1,854	$1,635
Deferred loan fees	84	84
Interest on non-performing loans	33	45
Accrued employee benefits	314	151
Deferred compensation	40	139
Employee benefit and stock-based compensation plans	159	51
Write-down of securities	—	19
Minimum pension liability	144	154
Accrued expenses	32	—
Net unrealized holding loss on available for sale securities	—	139

	2,660	2,417

Deferred tax liabilities:
Accelerated depreciation	(71)	(128)
Prepaid pension contribution	(230)	(249)
Discount accretion	(2)	(1)
Net unrealized holding gain on available for sale securities	(287)	—

	(590)	(378)

Net deferred tax asset	$2,070	$2,039

Deferred tax assets as of December 31, 2007 and 2006 have not been reduced by a valuation allowance because management believes that it is more likely than not that the full amount of deferred taxes will be realized.

The reasons for the differences between the statutory federal income tax rate and the effective tax rates are summarized as follows:

	Years Ended December 31,
	2007	2006	2005
Statutory federal tax rate	34.0%	34.0%	34.0%
Increase (decrease) resulting from:
Tax-exempt income	(1.7)	(1.6)	(1.7)
Dividends received deduction	(0.4)	(0.4)	(0.4)
State tax, net of federal tax benefit	6.0	6.2	4.9
Officers’ life insurance	(3.4)	(2.5)	(2.4)
Stock-based compensation	0.2	0.5	—
Merger expenses	3.8	—	—
Other, net	0.3	2.1	0.6

Effective tax rate	38.8%	38.3%	35.0%

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
12.	OFF-BALANCE SHEET ACTIVITIES
The Company is a party to credit related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The Company’s exposure to credit loss is represented by the contractual amount of these commitments. The Company follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

At December 31, 2007 and 2006, the following financial instruments were outstanding for which the contract amounts represent credit risk:

	Contract Amount
	2007	2006
	(In thousands)
Commitments to grant loans	$4,574	$8,379
Unfunded commitments under lines of credit	34,223	24,402
Unfunded commitments under construction loans	18,397	12,444
Equity lines of credit	17,556	16,927
Standby letters of credit	3,603	3,423
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for equity lines of credit may expire without being drawn upon. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Company, is based on management’s credit evaluation of the customer.

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Company is committed.

Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those letters of credit are primarily issued to support public and private borrowing arrangements. Essentially all letters of credit issued have expiration dates within one year. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Company generally holds collateral supporting those commitments, and at December 31, 2007 and 2006 such collateral amounted to $3,537,000 and $3,406,000, respectively.

Guarantees that are not derivative contracts have been recorded on the Company’s consolidated balance sheet at their fair value at inception. The Company considers standby letters of credit to be guarantees, and the amount of the recorded liability related to such guarantees at December 31, 2007 and 2006 was $66,000, and $18,000, respectively.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
13.	LEGAL CONTINGENCIES

Various claims also arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Company’s consolidated financial statements.

14.	MINIMUM REGULATORY CAPITAL REQUIREMENTS

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. Their capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 2007 and 2006, that the Company and the Bank meet all capital adequacy requirements to which they are subject.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
MINIMUM REGULATORY CAPITAL REQUIREMENTS (Concluded)

As of December 31, 2007, the most recent notification from the Federal Deposit Insurance Company categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, an institution must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following tables. There are no conditions or events since the notification that management believes have changed the Bank’s category. The Company’s and the Bank’s actual capital amounts and ratios as of December 31, 2007 and 2006 are also presented in the table.

					To Be Well Capitalized
					Under Prompt Corrective
	Actual		Minimum Capital Requirement		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
			(Dollars in thousands)
As of December 31, 2007:
Total Capital to Risk Weighted
Assets:
Consolidated	$64,618	13.73%	$37,646	8.0%	N/A	N/A
Bank	55,773	11.89	37,510	8.0	$46,888	10.0%

Tier 1 Capital to Risk Weighted
Assets:
Consolidated	59,810	12.71	18,823	4.0	N/A	N/A
Bank	50,965	10.87	18,755	4.0	28,133	6.0

Tier 1 Capital to Average
Assets:
Consolidated	59,810	9.83	24,340	4.0	N/A	N/A
Bank	50,965	8.46	24,100	4.0	30,125	5.0

As of December 31, 2006:
Total Capital to Risk Weighted
Assets:
Consolidated	$64,343	15.25%	$33,755	8.0%	N/A	N/A
Bank	57,485	13.67	33,654	8.0	$42,067	10.0%

Tier 1 Capital to Risk Weighted
Assets:
Consolidated	59,846	14.18	16,878	4.0	N/A	N/A
Bank	52,988	12.60	16,827	4.0	25,240	6.0

Tier 1 Capital to Average
Assets:
Consolidated	59,846	9.90	24,184	4.0	N/A	N/A
Bank	52,988	8.78	24,133	4.0	30,166	5.0

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
15.	EMPLOYEE BENEFIT PLANS

Pension Plan

The Company has a defined benefit plan that up to January 1, 1998 covered substantially all of its full time employees who met certain eligibility requirements. On January 1, 1998, the Bank suspended the plan so that employees no longer earn additional defined benefits for future service. The benefits paid are based on 1.5% of total salary plus .5% of compensation in excess of the integration level per year of service. The integration level was the first $750 of monthly compensation. The accrued benefit is based on years of service. Information pertaining to the activity in the plan is as follows:

	Years Ended December 31,
	2007	2006	2005
	(In thousands)
Change in benefit obligation:
Benefit obligation at beginning of year	$875	$1,287	$1,663
Interest cost	45	61	86
Actuarial loss	37	63	148
Settlements	(90)	(535)	(610)
Benefits paid	(2)	(1)	—
Administrative expense	(18)	—	—

Benefit obligation at end of year	847	875	1,287

Change in plan assets:
Fair value of plan assets at beginning of year	1,105	1,573	2,094
Actual return on plan assets	102	129	89
Benefits paid	(2)	(1)	—
Settlements	(90)	(535)	(610)
Administrative expenses paid	(45)	(61)	—

Fair value of plan assets at end of year	1,070	1,105	1,573

Funded status	223	230	286
Unrecognized net actuarial loss	—	—	583

Prepaid pension cost recognized on balance sheet	$223	$230	$869

The assumptions used to determine the benefit obligation are as follows:

	December 31,
	2007	2006
Discount rate	6.00%	6.00%
Lump sum interest rate	5.50%	5.25%
In addition, the valuation mortality table was changed to the RP-2000 IRS RPA@2008 combined mortality table published by the IRS for 2008 funding valuations. This table replaces the GAM 1994 Basic Unisex mortality table that was developed by blending 50% male rates with 50% female rates.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
EMPLOYEE BENEFIT PLANS (Continued)

Pension Plan (Continued)

The components of net periodic pension cost are as follows:

	Years Ended December 31,
	2007	2006	2005
	(In thousands)
Interest cost	$45	$61	$86
Expected return on assets	(78)	(106)	(148)
Settlements	40	280	276
Recognized net actuarial loss	17	26	35
Administrative expenses	27	—	—

	$51	$261	$249

The assumptions used to determine net periodic pension cost are as follows:

	Years Ended December 31,
	2007	2006	2005
Discount rate	6.00%	5.75%	6.25%
Expected long term rate of return on plan assets	8.00	8.00	8.00
Lump sum interest rate	5.25	5.25	—
The expected long-term rate of return on plan assets reflects management’s expectations of long-term average rates of returns on funds invested to provide benefits included in the projected benefit obligations. The expected rate of return is based on the outlook for inflation, fixed income returns, and equity returns, which in turn is based upon historical returns and asset allocation.

The Company’s pension plan weighted average asset allocations are as follows:

	Percentage of Plan Assets at December 31,
	2007	2006
Asset Category
Equity securities	64.10%	65.50%
Debt securities	34.00	33.80
Money market funds	1.90	0.70

Total	100.00%	100.00%

Equity securities do not include any of the Company’s common stock at December 31, 2007 and 2006, respectively.

The investment portfolio serves as the primary source of earnings for the defined benefit pension plan and provides the plan with a source of liquidity. As funds are available to invest, the Company obtains the recommendation from investment advisors regarding the best and most suitable type of security to purchase. Debt securities are purchased with the ability and intent to hold the security to its stated maturity, or in the case of equity securities, viewed as a long-term hold. Securities may be sold from time to time prior to maturity should liquidity requirements necessitate the sale.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
EMPLOYEE BENEFIT PLANS (Continued)

Pension Plan (Concluded)

No contribution is expected for the plan year beginning January 1, 2008.

Estimated future benefit payments are as follows:

Years Ending December 31,	Amount
(In thousands)
2008	$61
2009	20
2010	21
2011	22
2012	273
2013 - 2017	145
401(k) Plan

The Company has a 401(k) Plan whereby substantially all employees who attain the age of 21 and complete three months of service are eligible to participate in the Plan. Employees may contribute up to 100 percent of their compensation subject to certain limits based on federal tax laws. The Company makes matching contributions equal to 3 percent of the first 6 percent of an employee’s compensation contributed to the Plan. Matching contributions vest to the employee after a one-year period. For the years ended December 31, 2007, 2006 and 2005, expense attributable to the Plan amounted to $118,000, $104,000 and $97,000, respectively.

Employees who attain age 21 and complete one year of service (1,000 hours) are also eligible to receive profit-sharing contributions under the 401(k) plan. The Company contributes amounts at the Company’s discretion. Costs recognized by the Company for profit-sharing amounted to $100,000, $85,000, and $114,000 for the years ended December 31, 2007, 2006 and 2005, respectively.

Employment and Change of Control Agreements

The Company has entered into an Employment Agreement with its President and two additional executive officers. Under the agreements, the President and executive officers are entitled to severance benefits upon a change-in-control as defined in the agreements. The severance benefits include, among other things, the value of the cash compensation, value of employer contributions to employer-provided benefit plans and continued fringe benefits that the President would have received had she worked an additional three years and the executive officers would have received had they worked an additional two years. In addition, the President and executive officers would be entitled to accelerated vesting in other benefit plans upon a change of control or termination without cause. The President would also be indemnified for any impact from excise taxes due under Section 4999 of the Code, while the executive officers would have any benefits limited to avoid excise taxes under Section 4999 of the Code.

The Bank has entered into Change of Control Agreements with four executive officers of the Bank. These agreements provide for a one-year severance payment upon a change of control that results in a termination of the executives’ employment.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
EMPLOYEE BENEFIT PLANS (Concluded)

Supplemental Retirement Plans

The Company has entered into supplemental retirement plans with certain executive officers and directors that provide for supplemental benefits commencing with retirement. The present value of estimated future benefits payable is accrued over the required service periods. During 2006, the Company approved the termination of all supplemental plan arrangements with its directors and accrued all termination benefits. For the years ended December 31, 2007, 2006 and 2005, expense attributable to the supplemental retirement plans amounted to $420,000, $44,000, and $40,000, respectively.

In connection with the supplemental retirement plans, the Bank has purchased life insurance policies applicable to the executive officers and Directors included in the plans.

Endorsement Split-Dollar Life Insurance Arrangements

The Company is the sole owner of life insurance policies pertaining to certain of the Company’s executives. The Company has entered into agreements with these executives whereby the Company will pay to the executives’ estates or beneficiaries a portion of the death benefit that the Company will receive as beneficiary of such policies. No liability has been recognized on the consolidated balance sheet for such death benefits. In September 2006, the Emerging Issues Task Force reached a consensus on Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements.” As a result, effective for fiscal years beginning after December 15, 2007, the Company will be required to recognize a liability for future death benefits, and may choose to retroactively apply the accounting change to all periods presented, or to cumulatively adjust the financial statements as of the beginning of the year of adoption. See Note 2 — Summary of Significant Accounting Policies — Recent Accounting Pronouncements.
16.	STOCK COMPENSATION PLANS
Slade’s Ferry Bancorp. Stock Option Plan (Stock Option Plan)

The Stock Option Plan, which expired on March 11, 2006, included a Discretionary Grant Program and an Automatic Grant Program. The maximum number of shares of common stock issuable over the term of the Stock Option Plan could not exceed 275,625 shares, and the maximum aggregate number of shares issuable under both programs in any plan year could not exceed 55,125 shares.

Under the Discretionary Grant Program, key employees, including officers, were granted incentive stock options to purchase shares of common stock of the Company. The exercise price per share could not be less than one hundred percent of the fair market value of common stock at the grant date and options became exercisable upon grant. The maximum term of each option was ten years.

The Automatic Grant Program was limited to non-employee directors of the Company or its subsidiary. A non-statutory option for 2,000 shares of common stock was granted each plan year to eligible directors. The exercise price per share was equal to one hundred percent of the fair market value of common stock at the grant date and options became exercisable upon grant. The maximum term of each option was five years.

Slade’s Ferry Bancorp. 2005 Equity Incentive Plan (2005 Plan)

The maximum number of shares of stock reserved and available for issuance under the 2005 Plan is 300,000 shares, subject to adjustment as provided in the Plan (through the application of certain anti-dilution provisions); provided that not more than 100,000 shares shall be issued in the form of Unrestricted Stock Awards, Restricted Stock Awards or Deferred Stock Awards.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
STOCK COMPENSATION PLANS (Continued)

Slade’s Ferry Bancorp. 2005 Equity Incentive Plan (2005 Plan) (Continued)

Stock options granted under the 2005 Plan may be either incentive stock options or non-qualified stock options. The exercise price for incentive stock options granted to employees shall not be less than 100 percent of the fair market value at grant date. No stock option shall be exercisable more than 10 years after the date the stock option is granted.

Each non-employee director who is serving as director of the Company on the day after each annual meeting of shareholders or any special meeting in lieu thereof, beginning with the 2005 annual meeting, shall automatically be granted on such day a non-qualified stock option to acquire 2,000 shares of stock with an exercise price equal to the fair market value of the stock on date of grant. No stock option shall be exercisable more than 10 years after the grant date.

Unrestricted Stock Awards may be granted in respect of past services or other valid consideration. Restricted Stock Awards may be granted and entitle the recipient to acquire, at such purchase price as determined by the Company, shares of stock subject to such restrictions and conditions as the Company may determine at time of grant. A Deferred Stock Award is an award of a restricted unit to a grantee, subject to restrictions and conditions as the Company may determine at the time of grant. If any Restricted Stock Award or Deferred Stock Award granted is intended to qualify as “Performance-based Compensation”, such Award shall comply with provisions as set forth in the 2005 Plan. As of December 31, 2007, no Unrestricted Stock Awards have been granted by the Company.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

2007
Expected dividends	2.3%
Expected term	6 years
Expected volatility	13%
Risk-free interest rate	5.0%
The expected volatility is based on historical volatility. The risk-free interest rates for periods within the contractual life of the awards are based on the U.S. Treasury yield curve in effect at the time of the grant. The expected life is based on historical exercise experience. The dividend yield assumption is based on the Company’s history and expectation of dividend payouts.

A summary of options as of December 31, 2007, and changes during the year then ended, (shares in thousands) is presented below:

	Stock Options Outstanding
			Weighted Average	Aggregate
		Weighted Average	Remaining	Intrinsic
	Shares	Exercise Price	Contractual Term	Value
Outstanding at January 1, 2007	231	$18.18
Granted	34	16.19
Exercised	(19)	14.42
Expired	(19)	18.06

Outstanding at December 31, 2007	227	$18.21	4.2	$1,020,000

Exercisable at December 31, 2007	182	$18.27	3.8	$806,000

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
STOCK COMPENSATION PLANS (Concluded)

Slade’s Ferry Bancorp. 2005 Equity Incentive Plan (2005 Plan) (Concluded)

The weighted-average grant-date fair value of options granted during the years ended December 31, 2007, 2006 and 2005 was $6.51, $4.56, and $6.46, respectively. The total intrinsic value of options exercised during the years ended December 31, 2007 and 2006 was $157,000 and $200,000, respectively.

For the years ended December 31, 2007 and 2006, stock-based compensation expense applicable to options was $121,000 and $235,000, respectively, and the recognized tax benefit related to this expense was $23,000 and $51,000, respectively. As of December 31, 2007, unrecognized stock-based compensation expense related to nonvested options amounted to $37,180. This amount is expected to be recognized over a weighted average period of 4.2 years.

When issuing shares upon the exercise of a stock option, the Company issues new shares from the authorized but unissued pool.

A summary of the status of the Company’s non-vested stock awards as of December 31, 2007, and changes during the year then ended is presented below:

	Non-vested Stock
	Awards Outstanding
		Weighted-Average
	Number of	Grant-Date
	Shares	Fair Values
	(In thousands)
Non-vested at January 1, 2007	—	$—
Granted	61	15.77
Vested	(8)	16.02

Non-vested at December 31, 2007	53	$15.74

For the year ended December 31, 2007, stock-based compensation expense applicable to stock awards was $227,000 and the recognized tax benefit related to this expense was $77,000. As of December 31, 2007, unrecognized stock-based compensation expense related to non-vested stock awards amounted to $737,000. This amount is expected to be recognized over a weighted average period of 1.83 years. The total fair value of shares vested during the year ended December 31, 2007 was $128,000.

17.	RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank has granted loans to principal officers and directors and their affiliates amounting to $8,315,000 at December 31, 2007 and $10,420,000 at December 31, 2006. The balance at December 31, 2006 has been reduced by $28,000 to account for the removal and addition of certain individuals deemed to have a change in related party status. During the year ended December 31, 2007, total principal additions were $7,786,000 and total principal payments were $9,891,000.

Deposits from related parties held by the Bank at December 31, 2007 and 2006 amounted to $3,732,000 and $4,231,000, respectively.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
18.	RESTRICTIONS ON DIVIDENDS, LOANS AND ADVANCES

Federal and state banking regulations place certain restrictions on dividends paid and loans or advances made by the Bank to the Company. The total amount of dividends which may be paid at any date is generally limited to the retained earnings of the Bank, and loans or advances are limited to 10 percent of the Bank’s capital stock and surplus on a secured basis.

In addition, dividends paid by the Bank to the Company would be prohibited if the effect thereof would cause the Bank’s capital to be reduced below applicable minimum capital requirements.

At December 31, 2007, the Bank’s retained earnings available for the payment of dividends was $5,336,000. Accordingly, $48,022,000 of the Company’s equity in the net assets of the Bank was restricted at December 31, 2007. Funds available for loans or advances by the Bank to the Company amounted to $5,314,000.
19.	FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The following methods and assumptions were used by the Company in estimating fair value disclosures for financial instruments:

Cash and cash equivalents — The carrying amounts of cash and cash equivalents approximate fair values.

Interest-bearing certificates of deposit with other banks —The carrying amounts of interest-bearing deposits maturing within ninety days approximate their fair values. Fair values of other interest-bearing deposits are estimated using discounted cash flow analyses based on current rates for similar types of deposits.

Securities — Fair values for securities, excluding Federal Home Loan Bank stock, are based on quoted market prices. The carrying value of Federal Home Loan Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank.

Loans receivable — For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Deposit liabilities — The fair values disclosed for demand deposits (e.g., interest and noninterest checking, regular and other savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

Short-term borrowings — For short-term borrowings maturing within ninety days, carrying values approximate fair values. Fair values of other short-term borrowings are estimated using discounted cash flow analyses based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
FAIR VALUE OF FINANCIAL INSTRUMENTS (Concluded)

Long-term borrowings and subordinated debt — The fair values of the Company’s long-term borrowings and subordinated debt are estimated using discounted cash flow analyses based on the Company’s current incremental borrowing rates for similar types of borrowing arrangements.

Accrued interest — The carrying amounts of accrued interest approximate fair value.

Off-balance sheet credit-related instruments — Fair values for off-balance-sheet, credit related financial instruments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing and are not material.

The estimated fair values, and related carrying or notional amounts, of the Company’s financial instruments are as follows:

	December 31,
	2007		2006
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
	(In thousands)
Financial assets:
Cash and cash equivalents	$13,876	$13,876	$22,355	$22,355
Interest-bearing certificates of deposit with other banks	100	100	100	100
Securities available for sale	83,187	83,187	105,603	105,603
Securities held to maturity	19,770	19,608	24,623	24,219
Federal Home Loan Bank stock	7,701	7,701	6,856	6,856
Loans, net	457,813	449,283	422,370	418,980
Accrued interest receivable	2,212	2,212	2,311	2,311

Financial liabilities:
Deposits	390,913	390,676	424,006	424,008
Short-term borrowings	26,500	26,500	—	—
Long-term borrowings	126,677	130,996	119,058	119,165
Subordinated debt	10,310	10,310	10,310	10,310

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
20.	CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY

Financial information pertaining only to Slade’s Ferry Bancorp. is as follows:

	December 31,
BALANCE SHEETS	2007	2006
	(In thousands)
Assets

Cash and cash equivalents	$3,104	$834
Securities available for sale	5,837	5,812
Investment in Bank subsidiary	53,358	54,743
Investment in Trust subsidiary	310	310
Other assets	357	365

Total assets	$62,966	$62,064

Liabilities and Stockholders’ Equity

Subordinated debentures	$10,310	$10,310
Accrued expenses and other liabilities	728	509

Total liabilities	11,038	10,819

Stockholders’ equity	51,928	51,245

Total liabilities and stockholders’ equity	$62,966	$62,064

	Years Ended December 31,
STATEMENTS OF INCOME	2007	2006	2005
	(In thousands)
Income:
Dividends from Bank subsidiary	$6,136	$1,125	$1,470
Dividends from Trust subsidiary	26	25	19
Interest on investments	258	243	240
Management fee income from subsidiary	50	54	316
Loss on sale of asset	—	(5)	—
Loss on sale of securities available for sale	—	(18)	—

	6,470	1,424	2,045
Operating expenses	(2,119)	(1,731)	(1,256)

Income (loss) before income taxes and equity in undistributed net income of subsidiaries	4,351	(307)	789
Applicable income tax benefit	(519)	(456)	(231)

	4,870	149	1,020
Equity in undistributed net income (loss) of Bank subsidiary	(2,041)	3,470	3,000

Net income	$2,829	$3,619	$4,020

(Continued)

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY (Concluded)

	Years ended December 31,
STATEMENTS OF CASH FLOWS	2007	2006	2005
	(In thousands)
Cash flows from operating activities:
Net income	$2,829	$3,619	$4,020
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed net loss (income) of Bank subsidiary	2,041	(3,470)	(3,000)
Loss on sale of asset	—	5	—
(Increase) decrease in other assets	1	(132)	437
Stock-based compensation	348	235	—
Excess tax benefits from stock-based compensation	(19)	(82)	(95)
Loss (gain) on sales of available-for-sale securities	—	18	—
Increase (decrease) in accrued expenses and other liabilities	220	211	(469)

Net cash provided by operating activities	5,420	404	893

Cash flows from investing activities:
Purchases of securities available for sale	—	(921)	—
Proceeds from maturities and payments of securities available for sale	63	982	500
Capital expenditures	—	(54)	—

Net cash provided by investing activities	63	7	500

Cash flows from financing activities:
Proceeds from issuance of common stock	275	586	627
Stock options exercised	273	305	316
Excess tax benefits from stock-based compensation	19	82	95
Purchase of stock for treasury and award plan	(2,295)	(1,665)	—
Dividends paid on common stock	(1,485)	(1,506)	(1,481)

Net cash used in financing activities	(3,213)	(2,198)	(443)

Net increase (decrease) in cash and cash equivalents	2,270	(1,787)	950
Cash and cash equivalents at beginning of year	834	2,621	1,671

Cash and cash equivalents at end of year	$3,104	$834	$2,621

SLADE’S FERRY BANCORP. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Concluded)
21.	QUARTERLY DATA (UNAUDITED)

	Years Ended December 31,
	2007				2006
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
	(In thousands, except per share data)
Interest and dividend income	$9,064	$8,994	$8,939	$8,600	$8,821	$8,693	$8,030	$7,856
Interest expense	(4,516)	(4,549)	(4,566)	(4,419)	(4,383)	(4,029)	(3,635)	(3,291)

Net interest income	4,548	4,445	4,373	4,181	4,438	4,664	4,395	4,565
Provision for loan losses	(191)	(170)	—	—	—	—	—	(39)

Net interest income, after provision for loan losses	4,357	4,275	4,373	4,181	4,438	4,664	4,395	4,526
Noninterest income	744	1,097	816	726	767	732	546	703
Noninterest expense	(4,275)	(4,123)	(3,990)	(3,556)	(3,462)	(3,738)	(3,952)	(3,750)

Income before income taxes	826	1,249	1,199	1,351	1,743	1,658	989	1,479
Provision for income taxes	(494)	(417)	(407)	(478)	(700)	(615)	(363)	(572)

Net income	$332	$832	$792	$873	$1,043	$1,043	$626	$907

Earnings per common share:
Basic	$0.08	$0.21	$0.20	$0.21	$0.25	$0.25	$0.15	$0.22

Diluted	$0.08	$0.21	$0.20	$0.21	$0.25	$0.25	$0.15	$0.22